UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2008

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Cord Blood America, Inc.

 (Exact name of registrant as specified in its charter)

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Florida	000-50746	65-1078768
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

501 Santa Monica Blvd., Suite 770, Santa Monica, CA  90401

 (Address of Principal Executive Office) (Zip Code)

(310) 432-4090

 (Registrant’s telephone number, including area code)

With copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
(212) 930-9700 (212) 930-9725 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 3, 2008, Cord Blood America, Inc., a Florida corporation (the “Company”), entered into a Fourth Amendment (the “Fourth Amendment”) to the Securities Purchase Agreement,  dated as of February 14, 2007, as amended by the First Amendment, dated as of April 9, 2007, the Second Amendment, dated as of November 26, 2007, and the Third Amendment, dated as of March 28, 2008 (as so amended, the “Securities Purchase Agreement”), by and among CorCell, Ltd., a Nevada corporation, the Company, Career Channel, Inc., a Florida corporation d/b/a Rainmakers International and Shelter Island Opportunity Fund, LLC (“Shelter Island”).

Pursuant to the Fourth Amendment, the parties wish to amend the Securities Purchase Agreement and the Debenture.  Section 2(b) of the Debenture has been amended such that each Periodic Payment of $75,000 that was to be payable on May 30, June 30 and July 31 was reduced so that the only payment due from the Company to Shelter Island on such dates shall consist of accrued interest on the outstanding aggregate principal amount of the Debenture on each such date. The balance of each such Periodic Payment shall be paid on the Maturity Date.

The Fourth Amendment shall be effective in accordance with the terms of Section 5.5 of the Securities Purchase Agreement upon:  (i) the payment of legal fees and expenses in connection with the preparation and negotiation of the Fourth Amendment and the documents referred to herein in an amount not to exceed $4,000 and (ii) Shelter Island’s exercise of Warrants for 2,837,838 shares of Common Stock at a price of $.0086 per share on a cashless basis (the “Shelter Island Warrants”).

The foregoing description of the Fourth Amendment in regards to the Debenture does not purport to be complete and is qualified in its entirety by reference to the agreement which is attached as an exhibit to this Current Report and is incorporated into this Item by reference.

On May 22, the Company obtained a waiver (the “Waiver”) from Enable Growth Partners LP, Enable Opportunity Partners LP and Pierce Diversified Strategy Master Fund LLC, ena (collectively, “Enable”), releasing it from obligations that may require the Company to issue stock pursuant to certain sections in the Securities Purchase Agreement, the Warrants and the Senior Convertible Notes, all dated as of November 26, 2007 by and among the Company and Enable.   As consideration for the Waiver, the Company shall issue Enable warrants, equal to 20% of the November 2007 Warrants, under the same terms and conditions as that of the Shelter Island Warrants.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 above, which is incorporated herein by reference.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS

 (d) Exhibits. The following document is filed as an exhibit to this report:

Exhibit Number	Description
99.1

Fourth Amendment to Securities Purchase Agreement, dated June 3, 2008, by and among CorCell, Ltd., a Nevada corporation, Cord Blood America, Inc., a Florida corporation, Career Channel, Inc., a Florida corporation d/b/a Rainmakers International, and Shelter Island Opportunity Fund, LLC.

99.2	Waiver Letter, dated May 22, 2008, by and among the Company and Enable Growth Partners LP, Enable Opportunity Partners LP and Pierce Diversified Strategy Master Fund LLC, ena.

99.3	Form of Common Stock Purchase Warrant to Purchase Shares of Common Stock of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORD BLOOD AMERICA, INC.

By:	/s/ Matthew L. Schissler
Matthew L. Schissler Chief Executive Officer

Date:  June 12, 2008